Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 6, 2025, in the Post-Effective Amendment No. 5 to the Registration Statement (Form F-1 No. 333-275205) and related Prospectus of MoneyHero Limited.

/s/ Ernst & Young

Hong Kong, The People’s Republic of China

May 27, 2025